UNITED STATED SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

ENVENTIS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
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☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2) Form, Schedule or Registration Statement No.:
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Enventis Announces Record Date and Meeting Date for Special
Meeting of Shareholders in Connection with Consolidated Communications Merger Agreement

MANKATO, Minn. August 19, 2014 — Enventis Corporation (NASDAQ: ENVE), announced it has established a record date and a meeting date for a special meeting of its shareholders to consider and vote upon a proposal to adopt the previously announced merger agreement, dated as of June 29, 2014, with Consolidated Communications Holdings, Inc.

Enventis shareholders of record at the close of business on Thursday, August 21, 2014, will be entitled to notice of the special meeting and to vote at the special meeting. The special meeting will be held on Wednesday, October 8, 2014, at 8 a.m., CDT, at the Enventis corporate headquarters, located at 221 East Hickory St., Mankato, Minn.

About Enventis
Enventis (NASDAQ: ENVE) is a leading provider of advanced communication solutions including data, cloud and IT services to businesses throughout the upper Midwest.  The company also provides residential broadband services in select southern Minnesota and northwest Iowa communities.  The Enventis fiber network spans more than 4,200 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin.  The company has 520 employees with corporate headquarters located in Mankato, Minn. Learn more about Enventis at www.enventis.com.

About Consolidated Communications
Founded more than a century ago, Consolidated Communications (NASDAQ:CNSL) provides advanced communications services to both residential and business customers in California, Kansas, Missouri, Illinois, Texas and Pennsylvania. Consolidated Communications offers a wide range of services over its technologically advanced IP-based network, including local and long distance telephone, Digital Phone, high-speed Internet access and Digital TV. Additional information about Consolidated Communications and its products and services is available at www.consolidated.com.

Additional Information
This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of June 29, 2014, among Enventis Corporation (“Enventis”), Consolidated Communications Holdings, Inc. (“Consolidated”) and Sky Merger Sub Inc., a wholly-owned subsidiary of Consolidated.

Consolidated has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the proposed merger transaction that includes the preliminary proxy statement of Enventis, which also constitutes a prospectus of Consolidated. Enventis will send to its shareholders the definitive joint proxy statement/prospectus regarding the proposed merger transaction when it becomes available. Enventis urges investors and security holders to read the joint proxy statement/prospectus (including all amendments and supplements to it) and other documents relating to the merger transaction, because they contain important information about Enventis, Consolidated and the proposed transaction. Investors and security holders may obtain a free copy of the Form S-4 and the preliminary joint proxy statement/prospectus and other documents relating to the merger transaction from the SEC’s website at www.sec.gov,  by accessing Consolidated’s filings and Consolidated’s website at www.consolidated.com. In addition, copies of the preliminary joint proxy statement/prospectus and such other documents may be obtained from Enventis free of charge by directing a request to Enventis Corporation, 221 East Hickory Street, P.O. Box 3248, Mankato, MN 56002-3248, Attn: Investor Relations, telephone: (507) 386-3765.

Certain Information Regarding Participants
Enventis and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Enventis’ shareholders with respect to the proposed merger transaction. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the proposed merger transaction in the preliminary joint proxy statement/prospectus that was included in the registration statement on Form S-4 filed by Consolidated on August 8, 2014. Copies of the Form S-4 and the joint preliminary proxy statement/prospectus may be obtained free of charge as set forth in the previous paragraph.

Enventis Corporation Contact:
Jennifer Spaude
Director of Marketing, Public & Investor Relations
507-386-3765
jennifer.spaude@enventis.com

Consolidated Communications Contact:
Matt Smith
Treasurer & VP of Finance
217-258-2959
Matthew.smith@consolidated.com